EXHIBIT 33.1

REPORT ON ASSESSMENT OF COMPLIANCE WITH APPLICABLE REGULATION AB SERVICING

CRITERIA FOR NISSAN MOTOR ACCEPTANCE COMPANY

1.

Nissan Motor Acceptance Company LLC (“NMAC” or the “Asserting Party”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of March 31, 2026 and for the year then ended (the “Reporting Period”). The transactions covered by this report include all publicly issued asset-backed security transactions backed by consumer auto retail installment sale and lease contracts for which NMAC is the servicer (the “Platform”). See Appendix B.

2.

The Asserting Party has engaged vendors that the Asserting Party’s management has determined are not considered “ servicers” as defined in Item ll0l(j) of Regulation AB to perform specific, limited or scripted activities with respect to the servicing criteria applicable to such vendors’ activities as set forth in Appendix A to this report. The Asserting Party has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to each permitted by the SEC’s Compliance and Disclosure Interpretation 200.06, Vendors Engaged by Servicers (C&DI 200.06). The Asserting Party has policies and procedures in place to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria or portion of the servicing criteria applicable to each vendor.

3.

Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.

4.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs with respect to the Platform.

5.	The Asserting Party has complied in all material respects with the applicable servicing criteria as of March 31, 2026 and for the Reporting Period with respect to the Platform taken as a whole.

6.

The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by vendors with the servicing criteria applicable to each vendor as of March 31, 2026 and for the Reporting Period with respect to the Platform taken as a whole.

7.

The Asserting Party has not identified and is not aware of any material instance of noncompliance by the vendors with the servicing criteria applicable to each vendor for the Reporting Period with respect to the Platform.

8.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on Nissan Motor Acceptance Company’s assessment of compliance with the applicable servicing criteria as of March 31, 2026 and for the Reporting Period.

June 25, 2026	Nissan Motor Acceptance Company LLC

	By:	/s/ Kevin J. Cullum
Kevin J. Cullum
President and Chief Executive Officer
Nissan Motor Acceptance Company LLC,
as Servicer

APPENDIX A

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA

Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for Which Asserting Party is the Responsible Party	Not Performed by Asserting Party	Responsibility of Different Party Participating in Servicing Function

GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.			X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X	X

CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.			X (obligor)	X (investor)

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA

Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for Which Asserting Party is the Responsible Party	Not Performed by Asserting Party	Responsibility of Different Party Participating in Servicing Function

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.				X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	X

INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	X

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for Which Asserting Party is the Responsible Party	Not Performed by Asserting Party	Responsibility of Different Party Participating in Servicing Function

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.				X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X

POOL ASSET ADMINISTRATION

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA

Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for Which Asserting Party is the Responsible Party	Not Performed by Asserting Party	Responsibility of Different Party Participating in Servicing Function

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.		X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.			X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA

Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for Which Asserting Party is the Responsible Party	Not Performed by Asserting Party	Responsibility of Different Party Participating in Servicing Function

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.			X

APPENDIX B

Asset Backed Transactions Constituting the Platform

	Trustee	Securitization

1.	U.S. Bank	Nissan Auto Lease Trust 2023-A

2.	U.S. Bank	Nissan Auto Lease Trust 2023-B

3.	U.S. Bank	Nissan Auto Lease Trust 2024-A

4.	U.S. Bank	Nissan Auto Lease Trust 2024-B

5.	U.S. Bank	Nissan Auto Lease Trust 2025-A

6.	U.S. Bank	Nissan Auto Lease Trust 2025-B

7.	U.S. Bank	Nissan Auto Lease Trust 2026-A

8.	U.S. Bank	Nissan Auto Receivables 2021-A Owner Trust

9.	U.S. Bank	Nissan Auto Receivables 2022-A Owner Trust

10.	U.S. Bank	Nissan Auto Receivables 2022-B Owner Trust

11.	U.S. Bank	Nissan Auto Receivables 2023-A Owner Trust

12.	U.S. Bank	Nissan Auto Receivables 2023-B Owner Trust

13.	U.S. Bank	Nissan Auto Receivables 2024-A Owner Trust

14.	U.S. Bank	Nissan Auto Receivables 2024-B Owner Trust

15.	U.S. Bank	Nissan Auto Receivables 2025-A Owner Trust

16.	U.S. Bank	Nissan Auto Receivables 2025-B Owner Trust